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                                  Exhibit 23.2





                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated August 1, 1997 (except for the matter discussed in Note 4, as to which the date is October 9, 1997) included in Concord Communications, Inc.'s Registration Statement on Form S-1 (File No. 333-33227) for the six months ended June 30, 1997 and year ended December 28, 1996 and to all references to our Firm included in this Registration Statement.


                                             /s/ ARTHUR ANDERSEN LLP





Boston, Massachusetts
November 17, 1997